Filed Pursuant to Rule 424(b)(5)
Registration No. 333-163063

PROSPECTUS SUPPLEMENT
(To Prospectus Dated November 24, 2009)

5,458,671 Units
ROSETTA GENOMICS LTD.

Units Consisting of
One Ordinary Share and
A Warrant to Purchase 0.50 of an Ordinary Share

We are offering 5,458,671 units, with each unit consisting of one ordinary share and a warrant to purchase 0.50 of an ordinary share (and the ordinary shares issuable from time to time upon exercise of the offered warrants), to institutional investors pursuant to this prospectus supplement and the accompanying prospectus.  Each unit will be sold at a negotiated price of $0.60.  Each warrant has an exercise price of $0.80 per ordinary share, and is exercisable for a period of five years commencing immediately.  The ordinary shares and the warrants will be issued separately but will be purchased together in this offering.

The warrants will not be listed on any securities exchange.  Our ordinary shares are currently listed on The NASDAQ Capital Market under the symbol “ROSG.”  On February 16, 2011, the last reported sale price of our ordinary shares on The NASDAQ Capital Market was $0.73 per share.  The aggregate market value of our outstanding ordinary shares held by non-affiliates is approximately $19,214,444, based on 20,023,375 outstanding ordinary shares, of which 18,299,471 shares were held by non-affiliates, and a price of $1.05 per share, which was the last reported sale price of our ordinary shares as quoted on The NASDAQ Capital Market on December 21, 2010. We have offered securities with an aggregate market value of approximately $6,141,004, consisting of the 5,458,671 ordinary shares and the 2,729,335 ordinary shares issuable upon the exercise of the warrants we are offering hereby, pursuant to General Instruction I.B.5. of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement.

This investment involves a high degree of risk. Please see the section entitled “Risk Factors” beginning on page S-4 of this prospectus supplement and page 3 of the accompanying prospectus.

Rodman & Renshaw, LLC acted as the placement agent on this transaction.  The placement agent is not purchasing or selling any of these securities nor is it required to arrange for the sale of any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus supplement.  We have agreed to pay the placement agent the placement agent fees set forth in the table below.  In addition, we have agreed to issue the placement agent warrants to purchase up to136,467 ordinary shares at an exercise price of $0.75 per share

	Per Unit	Total
Public offering price	$0.60	$3,275,202.60
Placement agent fees	$0.036	$196,512.16
Proceeds, before expenses, to Rosetta Genomics Ltd. (1)	$0.564	$3,078,690.44

(1)	Excluding proceeds, if any, that we may receive upon the exercise of the warrants.

Delivery of the units is expected to be made on or about February 23, 2011, against payment for such units to be received by us on the same date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

RODMAN & RENSHAW, LLC
The date of this prospectus supplement is February 16, 2011

Prospectus Supplement
Page
About this Prospectus Supplement	ii
Prospectus Supplement Summary	S-1
Risk Factors	S-4
Forward-Looking Statements	S-6
Capitalization and Indebtedness	S-7
Use of Proceeds	S-7
Description of the Securities We Are Offering	S-8
Plan of Distribution	S-10
Legal Matters	S-12
Experts	S-12
Incorporation of Certain Information by Reference	S-12
Where You Can Find Additional Information	S-13

Prospectus
About this Prospectus	i
Prospectus Summary	1
Risk Factors	3
Forward-Looking Statements	3
Capitalization and Indebtedness	3
Market for Our Ordinary Shares	4
Use of Proceeds	4
Description of Securities	4
Description of Ordinary Shares	5
Description of Debt Securities	9
Description of Warrants	14
Description of Units	15
Plan of Distribution	15
Legal Matters	16
Experts	16
Expenses	16
Incorporation of Certain Information by Reference	16
Where You Can Find Additional Information	17
Enforceability of Civil Liabilities	18

You should rely only on information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement or the accompanying prospectus or that any document that we incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than its filing date. You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

We are providing information to you about this offering in two parts. The first part is this prospectus supplement, which provides the specific details regarding the offering. The second part is the base prospectus, dated November 24, 2009, included in the registration statement on Form F-3 (No. 333-163063) which we are supplementing with the information contained in this supplement. Generally, when we refer to this “prospectus,” we are referring to both documents combined. Some of the information in the base prospectus may not apply to this offering.

You should also read and consider the information in the documents that we have referred you to in “Incorporation of Certain Information by Reference” on page S-12 of this prospectus supplement and “Where You Can Find Additional Information” on page S-13 of this prospectus supplement before investing in our securities. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the Securities and Exchange Commission, or SEC, will automatically update and supersede this information.

If information in this prospectus supplement is inconsistent with the base prospectus, you should rely on this prospectus supplement. We have not authorized anyone to provide information different from that contained or incorporated in this prospectus supplement and the accompanying prospectus. We are offering to sell units only in jurisdictions where offers and sales are permitted. The information contained or incorporated in this prospectus supplement and the accompanying prospectus is accurate only as of the date of such information, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our units.

In this prospectus supplement, “we,” “us,” “our company” and “Rosetta” refer to Rosetta Genomics Ltd. And its subsidiaries, unless the context otherwise requires.

We own or have the rights to use various trademarks, trade names or service marks that are used in this prospectus, including miRview™, miRview™ mets, miRview™ squamous, miRview™ meso, miRview™ mets2, miRview™ lung, miRview™ bladder, miRview™ kidney, and miRview™ meso prognosis. All other trademarks, trade names or service marks that are used in this prospectus are the property of their respective owners.

ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. After you read this summary, to fully understand this offering and its consequences to you, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-4, and the financial statements and related notes that we incorporate by reference into this prospectus supplement and the accompanying prospectus.

Rosetta Genomics

We are seeking to develop and commercialize new diagnostic tests based on a recently discovered group of genes known as microRNAs. MicroRNAs are naturally expressed, or produced, using instructions encoded in DNA and are believed to play an important role in normal function and in various pathologies. Our laboratory in Philadelphia has been certified under the Clinical Laboratory Improvement Amendments, or CLIA, and has been accredited by the College of American Pathologists, or CAP, which enables us to develop, validate and commercialize our own diagnostic tests applying our microRNA technology.

We believe that we were the first commercial enterprise to focus on the emerging microRNA field, and that as a result, we have developed an early and strong intellectual property position related to the development and commercialization of microRNA-based diagnostics. Using our intellectual property, collaborative relationships with leading commercial enterprises and academic and medical institutions, and expertise in the field of microRNAs, we have initiated microRNA-based diagnostic programs for various cancers. In late-2008, we launched our first three diagnostic tests applying our microRNA technology:

1.           miRview™ mets - for identification of the origin of the primary tumor of metastases;

2.           miRview™ squamous - for differentiating squamous from non squamous non-small cell lung cancer; and

3.           miRview™ meso - for differentiating mesothelioma from other carcinomas in the lung and pleura.

In December 2010, we launched our fourth product miRview™ mets2 which expands the utility of our miRview™ mets test.

We currently have distribution agreements with respect to these tests covering Australia, Canada, Greece, India, Israel, New Zealand, Qatar, Saudi Arabia, Singapore, Turkey and the United Arab Emirates. All of these distribution agreements call for samples to be sent to our CLIA-certified laboratory in Philadelphia for analysis.

Our goal is through distribution and license agreements to provide access to our products to up to 1.5 billion people around the globe by the end of this year.

We have recently prioritized the development of the following four new microRNA-based tests, which are being developed for launch potentially within the next two years:

•
miRview™ lung.  We are developing another lung cancer diagnostic for potential commercial launch in the first half of 2011 to differentiate primary lung cancers into neuroendocrine vs. non small cell lung cancer and then further subclassify non small cell lung cancer into squamous vs. non-squamous and neuroendocrine into small cell lung cancer vs. carcinoid using pathology and cytology samples obtained by various procedures.  This test is being developed to leverage our newly developed fine needle aspirate, or FNA, platform technology, which we plan to leverage across several types of tests.

•
miRview™ bladder .  This test is being developed to stratify superficial bladder cancer patients into different risk groups with a potential target date for commercialization in the second half of 2011.

•
miRview™ kidney. This is our microRNA-based diagnostic test that is being developed to accurately identify four histological types of renal or kidney tumors. The potential launch date of this test is in the second quarter of 2011.

•
miRview™ meso prognosis. This is another mesothelioma test we are developing. This test is being developed to sub-classify mesothelioma patients based on their prognosis. We expect to be ready to launch this test in the fourth quarter of 2011.

In addition, we are developing body fluid-based diagnostic tests, for other potential indications as part of our longer-term pipeline.  MicroRNAs also represent potential targets for the development of novel drugs. We worked with Regulus Inc. on research for a therapeutic for the treatment of liver cancer based on inhibiting a microRNA. We identified a microRNA target, and have shown in in-vivo studies that inhibiting this microRNA significantly reduces tumor growth. We are currently focusing on identifying microRNA targets for treatment of ovarian cancer.  We are also participating in the consortium “Rimonim,” which is supported by the Office of the Chief Scientist at the Ministry of Industry, Trade and Labor of the State of Israel, or the OCS. The aim of this consortium is to develop technologies for the use of short interfering RNA, or siRNA, and microRNA mimetics for therapeutics.  In this consortium we will develop novel microRNA mimetic molecules with novel chemical modifications, as well as novel delivery systems for microRNAs and novel analytical methods to detect microRNAs. The consortium includes six companies and five academic groups. The transfer of know how developed in the framework of the consortium or rights to manufacture based on and/or incorporating such know how to third parties which are not members of the consortium requires the consent of the OCS.

The Concurrent Private Placement

On February 16, 2011, we also entered into agreements to sell 4,541,668 ordinary shares at a price of $0.60 per share in a private placement transaction, which we refer to herein as the Concurrent Private Placement.  The purchasers in the Concurrent Private Placement will also receive warrants to purchase up to an aggregate of 3,406,251 ordinary shares at an exercise price of $0.80 per share, subject to future adjustment for various events, such as stock splits, combinations and reclassifications.  These warrants will be exercisable immediately upon issuance and have a term of five years.  The Concurrent Private Placement is expected to close on February 23, 2011.

In connection with the Concurrent Private Placement, we also entered into a Registration Rights Agreement with the purchasers pursuant to which we are required to file a registration statement on Form F-3 within 20 days to cover the resale of the ordinary shares and the ordinary shares issuable upon exercise of the warrants to be issued in the Concurrent Private Placement.  Our failure to satisfy certain deadlines described in the Registration Rights Agreement may subject us to payment of certain monetary penalties.

Rodman & Renshaw, LLC also served as placement agent in the Concurrent Private Placement and will receive cash compensation in the amount of approximately $163,500 and a warrant to purchase 113,542 ordinary shares on the same terms as the warrants to be issued in the Concurrent Private Placement.

Corporate Information

We were incorporated under the laws of the State of Israel on March 9, 2000 as Rosetta Genomics Ltd., an Israeli company. The principal legislation under which we operate is the Israeli Companies Law, 5759-1999, as amended, or the Companies Law. Our principal executive office is located at 10 Plaut Street, Science Park, Rehovot 76706 Israel, and our telephone number is + 972-73-222-0700. Our wholly owned subsidiary, Rosetta Genomics Inc., which was incorporated in Delaware on April 21, 2005, is located at 3711 Market Street, Suite 740, Philadelphia, Pennsylvania 19104, and its telephone number is (215) 382-9000. Rosetta Genomics Inc. serves as our agent for service of process in the United States. On February 4, 2010, we established Rosetta Green Ltd., an Israeli Company, which is a controlled subsidiary. Our web site address is www.rosettagenomics.com. The information on our web site is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus.

The Offering

Ordinary shares offered by us	5,458,671 shares

Ordinary shares to be outstanding after this offering	30,023,714 shares

Warrants offered by us
Warrants to purchase up to 2,729,335 ordinary shares (excluding warrants to purchase up to 136,467 ordinary shares to be issued to our placement agent upon the completion of this offering). Each warrant has an exercise price of $0.80 per share, and is exercisable for a period of five years commencing immediately upon issuance. This prospectus supplement also relates to the offering of the ordinary shares issuable upon exercise of the warrants. There is currently no market for the warrants and none is expected to develop after this offering

Use of proceeds
We intend to use the net proceeds of this offering for our operations and for other general corporate purposes, including, but not limited to, repayment or refinancing of existing indebtedness or other corporate borrowings, working capital, intellectual property protection and enforcement, capital expenditures, investments, acquisitions or collaborations, research and development and product development.  See ‘‘Use of Proceeds’’ on page S-7.

Risk Factors	See “Risk Factors” beginning on page S-4 for a discussion of factors you should consider carefully when making an investment decision.

NASDAQ Capital Market symbol	ROSG

The number of ordinary shares to be outstanding immediately after this offering as shown above assumes that all of the units offered hereby are sold and is based on 20,023,375 ordinary shares outstanding as of February 16, 2011, and includes the 4,541,668 ordinary shares being sold in the Concurrent Private Placement, but does not include the following:

•	2,126,575 ordinary shares issuable upon exercise of stock options outstanding under our stock plans, at a weighted average exercise price of $2.99 per share;

•	846,641 ordinary shares available for future grant or issuance pursuant to our stock plans;

•	1,359,875 ordinary shares issuable upon exercise of outstanding warrants, at an exercise price of $2.50 per share;

•
1,312,500 ordinary shares issuable upon exercise of outstanding warrants, at a current exercise price of $1.30 per share, which exercise price will be adjusted to $1.00 per share upon the closing of this offering;

•	2,729,335 ordinary shares issuable upon the exercise of the warrants offered hereby, at an exercise price of $0.80 per share;

•	136,467 ordinary shares issuable upon exercise of warrants to be issued to our placement agent in connection with this offering, at an exercise price of $0.75 per share.

•	3,406,251 ordinary shares issuable upon the exercise of the warrants to be issued in the Concurrent Private Placement, at an exercise price of $0.80 per share; and

•	113,542 ordinary shares issuable upon exercise of warrants to be issued to our placement agent in connection with the Concurrent Private Placement, at an exercise price of $0.80 per share.

RISK FACTORS

Investing in our securities involves risk. Before purchasing our securities, you should carefully consider the following risk factors as well as all other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference, including our consolidated financial statements and the related notes. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our ordinary shares could decline, and you may lose some or all of your investment.

Risks Related to this Offering and our Ordinary Shares

Our stock price has been and is likely to continue to be volatile and the market price of our ordinary shares may drop.

Prior to our February 2007 initial public offering, there was not a public market for our ordinary shares. There is a limited history on which to gauge the volatility of our stock price; however, since our ordinary shares began trading on NASDAQ on February 27, 2007 through February 16, 2011, our stock price has fluctuated from a low of $0.70 to a high of $10.33. Furthermore, the stock market has recently experienced significant volatility, particularly with respect to pharmaceutical, biotechnology, and other life sciences company stocks. The volatility of pharmaceutical, biotechnology, and other life sciences company stocks often does not relate to the operating performance of the companies represented by the stock. Some of the factors that may cause the market price of our common stock to fluctuate include:

•	failure of any of our diagnostic tests to achieve commercial success;

•	introduction of technological innovations or new commercial products by us or our competitors;

•	our entry into new, or termination or other developments relating to our existing, collaboration, distribution and licensing agreements;

•	developments relating to our efforts to commercialize our tests in the United States;

•	regulatory developments in the United States and foreign countries;

•	developments or disputes concerning patents or other proprietary rights;

•	failure to secure adequate capital to fund our operations, or the issuance of equity securities at prices below fair market price;

•	changes in estimates or recommendations by securities analysts, if any cover our securities;

•	litigation;

•	future sales of our ordinary shares;

•	general market conditions;

•	changes in the structure of healthcare payment systems;

•	economic and other external factors or other disasters or crises;

•	period-to-period fluctuations in our financial results; and

•	overall fluctuations in U.S. equity markets.

These and other external factors may cause the market price and demand for our ordinary shares to fluctuate substantially, which may limit or prevent investors from readily selling their shares and may otherwise negatively affect the liquidity of our ordinary shares. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have instituted securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management.

Our ordinary shares are at risk for delisting from The NASDAQ Capital Market.

Our ordinary shares are currently listed on The NASDAQ Capital Market, having moved from The NASDAQ Global Market on June 30, 2010.  NASDAQ has requirements that a company must meet in order to remain listed on The NASDAQ Capital Market, including maintaining stockholders’ equity of at least $2.5 million.  On December 6, 2010, we received a notification letter from NASDAQ indicating that our stockholders’ equity as reported in our Report on Form 6-K as filed with the SEC on November 30, 2010 no longer meets the minimum amount of $2,500,000 required for continued inclusion on The NASDAQ Capital Market pursuant to NASDAQ Listing Rule 5550(b).  We were allowed to submit a specific plan to NASDAQ to attempt to achieve and regain compliance with the minimum stockholders’ equity requirement, and we did so on January 25, 2011.

On February 7, 2011, we received notice that NASDAQ’s Listing Qualifications Staff (the “Staff”) had determined to grant our request for an extension to regain compliance with the minimum stockholders’ equity requirement. Under the terms of the extension, we must achieve certain milestones toward regaining compliance by February 28, 2011 and April 29, 2011, and ultimately demonstrate its full compliance with Listing Rule 5550(b) upon the filing with the SEC of the periodic report that includes results for the quarter ending June 30, 2011.  While we are diligently working to regain compliance with Listing Rule 5550(b), there can be no assurance that we will be able to do so within the time period afforded by the Staff.  If we do not timely satisfy the terms of the extension, the Staff will provide written notification that our ordinary shares are subject to delisting. At that time, we may appeal the Staff's determination to a Listing Qualifications Panel (“Panel”). The filing of an appeal would stay any delisting action until the Panel renders a determination following the hearing.

In addition, on February 7, 2011, we received notice from the Staff indicating that the bid price of our ordinary shares had closed below the minimum $1.00 per share threshold set forth in NASDAQ Listing Rule 5550(a)(2) for the prior 30 consecutive business days and, in accordance with the NASDAQ Listing Rules, the Staff had granted us a 180 calendar day period, through August 8, 2011, to regain compliance with that requirement. We may achieve compliance with NASDAQ’s bid price requirement by evidencing a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days on or before August 8, 2011. In addition, should we satisfy the criteria for initial listing on The NASDAQ Capital Market (except for the $1.00 bid price and $15 million market value of publicly held shares requirements for continued listing) as of August 8, 2011, we will be entitled to a second 180-calendar day period, through February 6, 2012, to regain compliance with the minimum bid price requirement.  If we do not regain compliance during the 180-day compliance period and are not eligible for a second 180-day compliance period, the Staff will provide us with written notice that our ordinary shares are subject to delisting. However, in such event, we may appeal the Staff’s determination to a Panel.  The filing of an appeal would stay any delisting action until the Panel renders a determination following a hearing.

If we fail to meet the continued listing requirements of The NASDAQ Capital Market and our ordinary shares are delisted, we would expect trading in our ordinary shares to be conducted on the OTC Bulletin Board, or OTCBB, as long as we continue to file reports required by the SEC. The OTCBB is generally considered to be a less efficient market than The NASDAQ Capital Market, and our stock price, as well as the liquidity of our ordinary shares, could be adversely affected as a result. Delisting would also negatively impact our ability to sell our ordinary shares and secure additional financing.

Management will have broad discretion as to the use of the proceeds from this offering.

We have not designated the amount of net proceeds we will receive from this offering for any particular purpose. Accordingly, our management will have broad discretion as to the application of these net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds.

We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in our ordinary shares must come from increases in the fair market value and trading price of our ordinary shares.

We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in our ordinary shares must come from increases in the fair market value and trading price of our ordinary shares.

There is no public market for the warrants being offered in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any securities exchange.

Holders of our warrants will have no rights as a shareholder until such holders exercise their warrants.

Until you acquire ordinary shares upon exercise of your warrants, you will have no rights with respect to the ordinary shares underlying such warrants. Upon exercise of your warrants, you will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise date.

Additional Risks Related to Our Business, Operations and an Investment in our Ordinary Shares

For a discussion of additional risks associated with our business, our industry and an investment in our ordinary shares, see the risk factors set forth under the caption “Item 3. Key Information - D. Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2009 (File No. 001-33042), which is incorporated by reference in this prospectus supplement and accompanying prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement and accompanying prospectus.  You should be able to bear a complete loss of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus contain forward-looking statements. These forward-looking statements may be included herein or incorporated by reference in this prospectus and include, in particular, statements about our plans, strategies and prospects and may be identified by terminology such as “may,” “will,” “should,” “expect,” “scheduled,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential,” or “continue” or the negative of those terms or other comparable terminology. These forward-looking statements are subject to risks, uncertainties and assumptions about us. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations.

Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus supplement and accompanying prospectus are set forth in “Risk Factors.” All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in “Risk Factors,” in which we have disclosed the material risks related to our business. These forward-looking statements involve risks and uncertainties, and the cautionary statements identify important factors that could cause actual results to differ materially from those predicted in any forward-looking statements. We undertake no obligation to update any of the forward-looking statements after the date of this prospectus supplement to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law. You should read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference completely and with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth the our capitalization and indebtedness as of September 30, 2010 (unaudited):

•	on an actual basis;

•	on a pro forma basis to give effect to the sale and issuance of 2,500,000 ordinary shares and warrants to purchase 1,937,500 ordinary shares in a private placement transaction on December 1, 2010; and

•
on a pro forma as adjusted basis to give additional effect to (i) the sale and issuance of 5,458,671 ordinary shares and warrants to purchase 2,729,335 ordinary shares in this offering and (ii) the sale and issuance of 4,541,668 ordinary shares and warrants to purchase 3,406,251 ordinary shares in the Concurrent Private Placement.

	As of September 30, 2010
	Actual	Pro Forma	Pro Forma As Adjusted
	(in thousands, except share and per share data)
Debt:
Current maturities of capital lease	$89	$89	$89
Long-term capital lease	2	2	2
Convertible Loan	-	-	-
Warrants related to share purchase agreement	530	1,728	1,728
Total debt	$621	$1,819	$1,819

Shareholders’ equity:
Ordinary shares of NIS 0.01 par value; 27,578,371 authorized, 17,091,309 shares issued and 16,895,938 shares outstanding, actual; 27,578,371 authorized, 19,591,309 shares issued and 19,395,938 shares outstanding, as adjusted	$39	$46	$74
Additional paid in capital	73,192	74,207	79,574
Other comprehensive income	41	41	41
Deficit accumulated during the development stage	(72,546)	(72,546)	(72,546)
Total Rosetta Genomics shareholders’ equity	726	1,748	7,143
Non-controlling interest	737	737	737
Total equity	1,463	2,485	7,880
Total capitalization and indebtedness	$2,048	$4,304	$9,699

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the securities offered by this prospectus supplement and the accompanying prospectus will be approximately $2.9 million, after deducting the placement agent’s cash fees and other estimated offering expenses payable by us, which include legal, accounting and printing fees, and excluding the proceeds, if any, from the exercise of the warrants issued in this offering. We intend to use the net proceeds from the sale of securities under this prospectus supplement for our operations and for other general corporate purposes, including, but not limited to, repayment or refinancing of existing indebtedness or other corporate borrowings, working capital, intellectual property protection and enforcement, capital expenditures, investments, acquisitions or collaborations, research and development and product development. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds. Pending use of the net proceeds, we intend to invest any proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering a maximum of 5,458,671 units, consisting of 5,458,671 ordinary shares and warrants to purchase 2,729,335 ordinary shares.  Each unit consists of one ordinary share and a warrant to purchase 0.50 of an ordinary share at an exercise price of $0.80 per share.  The ordinary shares and the warrants will be issued separately but will be purchased together in this offering. This prospectus supplement also relates to the offering of ordinary shares upon the exercise, if any, of the warrants issued in this offering.

Ordinary Shares

As of February 16, 2011, our authorized share capital was NIS 575,784, divided into 57,578,371 ordinary shares, par (nominal) value NIS 0.01 each.  As of February 16, 2011, 20,218,746 ordinary shares were issued and 20,023,375 were outstanding. As of February 16, 2011, there were approximately 152 shareholders of record of our ordinary shares.  The material terms and provisions of our ordinary shares are described under the caption “Description of Ordinary Shares” starting on page 5 of the accompanying prospectus, except that pursuant to an amendment made to our Articles of Association adopted by the shareholders on a meeting held on October 21, 2010, subject to any applicable stock exchange rules or regulations, notice of general meetings does not have to be delivered to shareholders, and notice by us of a General Meeting which is published in one daily newspaper in New York, New York, or in one international wire service shall be deemed to have been duly given on the date of such publication to any shareholder whose address as registered in the Register of Shareholders (or as designated in writing for the receipt of notices and other documents) is located outside of Israel.

Warrants

The material terms and provisions of the warrants being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. A form of the warrants will be filed as an exhibit to a report on Form 6-K that we will file with the SEC in connection with this offering and reference is made thereto for a complete description of the warrants.

Term; Exercise Price and Exercisability.  The warrants to be issued in this offering represent the rights to purchase up to 2,729,335 ordinary shares at an exercise price of $0.80 per share. Each warrant will be exercisable for a period of five years commencing immediately.  The number of warrant shares that may be acquired by any holder upon any exercise of the warrant will be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of ordinary shares then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of our ordinary shares would be aggregated with the holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, does not exceed 4.9% of the total number of issued and outstanding ordinary shares (including for such purpose the ordinary shares issuable upon such exercise), or beneficial ownership limitation. The holder may elect to change this beneficial ownership limitation from 4.9% to 9.99% of the total number of issued and outstanding ordinary shares (including for such purpose the ordinary shares issuable upon such exercise) upon 61 days’ prior written notice.

Manner of Exercise.  Holders of the warrants may exercise their warrants to purchase ordinary shares on or before the expiration date by delivering (i) notice of exercise, appropriately completed and duly signed, and (ii) if such holder is not utilizing the cashless exercise provisions with respect to the warrants, payment of the exercise price for the number of shares with respect to which the warrant is being exercised. Warrants may be exercised in whole or in part, but only for full shares.  We provide certain buy-in rights to a holder if we fail to deliver the ordinary shares underlying the warrants by the third trading day after the date on which the holder satisfies all of the requirements for exercise. The buy-in rights apply if after the third trading day after the date on which the holder satisfies all of the requirements for exercise, the holder purchases (in an open market transaction or otherwise) ordinary shares to deliver in satisfaction of a sale by the holder of the warrant shares that the holder anticipated receiving from us upon exercise of the warrant. In this event, we will:

•
pay in cash to the holder the amount equal to the excess (if any) of the buy-in price over the product of (A) such number of ordinary shares, times (B) the price at which the sell order giving rise to holder’s purchase obligation was executed; and

•
at the election of holder, either (A) reinstate the portion of the warrant as to such number of ordinary shares, or (B) deliver to the holder a certificate or certificates representing such number of ordinary shares.

In addition, the warrant holders are entitled to a “cashless exercise” option if at the time of exercise there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the ordinary shares underlying the warrants. This option entitles the warrant holders to elect to receive fewer ordinary shares without paying the cash exercise price. The number of shares to be issued would be determined by a formula based on the total number of shares with respect to which the warrant is being exercised, the daily volume weighted average price for our ordinary shares on the trading day immediately prior to the date of exercise and the applicable exercise price of the warrants.

The ordinary shares issuable on exercise of the warrants will be, when issued and paid for in accordance with the warrants, duly authorized, validly issued and fully paid and non-assessable. We will authorize and reserve at least that number of ordinary shares equal to the number of ordinary shares issuable upon exercise of all outstanding warrants.

Fundamental Transaction.  If, at any time while the warrants are outstanding, (1) we consolidate or merge with or into another corporation and we are not the surviving corporation, (2) we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (3) any purchase offer, tender offer or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of our ordinary shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding ordinary shares, (4) we effect any reclassification or recapitalization of our ordinary shares or any compulsory share exchange pursuant to which our ordinary shares are converted into or exchanged for other securities, cash or property, or (5) we consummate a stock or share purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of our outstanding ordinary shares, each, a “Fundamental Transaction,” then upon any subsequent exercise of the warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of warrant shares then issuable upon exercise of the warrant, and any additional consideration payable as part of the Fundamental Transaction. Any successor to us or surviving entity will assume the obligations under the warrant.  In addition, in the event of  a Fundamental Transaction that is (A) approved by our board and (B) is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (3) a Fundamental Transaction involving a person or entity not traded on a national securities exchange, the warrant holder has the option, exercisable at any time concurrently with, or within 30 days after, the consummation of such Fundamental Transaction, to require us or a successor to purchase the warrant  for an amount of cash equal to the value of the warrant as determined in accordance with the Black Scholes option pricing model, subject, however, to the provisions of the Israeli Companies law, 1999, with respect to “Distributions” (as defined therein).

Certain Adjustments.  The exercise price and the number of ordinary shares purchasable upon the exercise of the warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our ordinary shares and rights offerings and pro rata distributions with respect to all holders of our ordinary shares.

Delivery of Certificates.  Upon the holder’s exercise of a warrant, we will promptly, but in no event later than three trading days after the exercise date (referred to as the “exercise share delivery date”), issue and deliver, or cause to be issued and delivered, a certificate for the ordinary shares issuable upon exercise of the warrant. In addition, we will, if the holder provides the necessary information to us, issue and deliver the shares electronically through The Depository Trust Corporation through its Deposit or Withdrawal at Custodian system (DWAC) or another established clearing corporation performing similar functions.

Notice of Corporate Action.  We will provide at least 20 days prior notice to holders of the warrants to provide them with the opportunity to exercise their warrants and hold ordinary shares in order to participate in or vote on the following corporate events:

•
if we shall take a record of the holders of our ordinary shares for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other right;

•	if we authorize or approve, enter into any agreement contemplating, or solicit shareholder approval for any transaction that would be deemed a Fundamental Transaction as described above; or

•	a voluntary dissolution, liquidation or winding up of our company.

Additional Provisions.  We are not required to issue fractional shares upon the exercise of the warrants. No holders of the warrants will possess any rights as a shareholder under those warrants until the holder exercises those warrants. The warrants may be transferred independent of the ordinary shares they were issued with, on a form of assignment, subject to all applicable laws.

PLAN OF DISTRIBUTION

We have entered into an engagement letter, dated as of February 8, 2011, as amended on February 14, 2011, with Rodman & Renshaw, LLC as placement agent, which we refer to as the placement agency agreement.  Subject to the terms and conditions contained in the placement agency agreement, Rodman & Renshaw, LLC has agreed to act as our placement agent in connection with this offering. The placement agent is not purchasing or selling any securities offered by this prospectus supplement and the accompanying prospectus, nor is the placement agent required to arrange the purchase or sale of any specific number or dollar amount of the securities, but the placement agent has agreed to use its reasonable best efforts to arrange for the sale of all of the securities in this offering. There is no requirement that any minimum number of units or dollar amount of units be sold in this offering and there can be no assurance that we will sell all or any of the units being offered.

The placement agency agreement provides that the obligations of the placement agent and the investors are subject to certain conditions precedent, including, among other things, the absence of any material adverse change in our business and the receipt of certain opinions, letters and certificates from us or our counsel.

We currently anticipate that the closing of this offering will take place on or about February 23, 2011. On the closing date, the following will occur:

•	we will receive funds in the amount of the aggregate purchase price;

•	the placement agent will receive the placement agent fees in accordance with the terms of the placement agency agreement; and

•	we will deliver the units to the investors.

The placement agent proposes to arrange for the sale to one or more purchasers of the securities offered pursuant to this prospectus supplement and the accompanying prospectus.

We will pay the placement agent an aggregate cash commission equal to 6% of the gross proceeds from the sale of the units in this offering. We will also reimburse the placement agent for legal and other expenses incurred by it in connection with this offering in an amount equal to 0.8% of the aggregate offering proceeds but in no event more than $30,000, subject to compliance with FINRA Rule 5110(f)(2)(D). The placement agent also will receive warrants to purchase up to 136,467 ordinary shares or 2.5% of the aggregate number of shares of ordinary shares included in the units that are sold in the offering with an exercise price of $0.75 per share (125% of the public offering price per share) and an expiration date of November 24, 2014 (the five year anniversary of the effective date of the registration statement relating to this offering).  The placement agent warrants shall not have anti-dilution protection.  The number of placement agent warrants may be reduced to the extent necessary to comply with the overall limit on placement agent compensation.  Pursuant to FINRA Rule 5110(g), for a period of six months after the issuance date of the placement agent warrants, neither the placement agent warrants nor any shares issued upon exercise of the placement agent warrants shall be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security:

•	by operation of law or by reason of reorganization of our company;

•
to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period;

•	if the aggregate amount of securities of our company held by the holder of the placement agent warrants or related person do not exceed 1% of the securities being offered; or

•
that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

•	the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

Under no circumstances will the fee, commission or discount received by the placement agent or any other member of FINRA or independent broker-dealer exceed 8% of the gross proceeds to us in this offering or any other offering in the United States pursuant to this prospectus supplement and the accompanying prospectus.

The estimated offering expenses payable by us, in addition to the aggregate fee of $196,512 due to the placement agent, are approximately $140,000 which includes legal, accounting and filing fees various other fees and expenses associated with registering the securities and listing the ordinary shares. After deducting certain fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $2.9 million if the maximum number of units are sold.

The following table shows the per unit and total commissions we will pay to the placement agent in connection with the sale of the units offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the units offered hereby and excluding proceeds that we may receive upon exercise of the warrants.

Per unit placement agent fees	$0.036
Maximum offering total	$196,512.16

Because there is no minimum offering amount required as a condition to closing in this offering, the actual total offering fees, if any, are not presently determinable and may be substantially less than the maximum amount set forth above.

We have agreed to indemnify the placement agent and certain other persons against certain liabilities relating to or arising out of the placement agent’s activities under the placement agency agreement. We also have agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

Rodman & Renshaw, LLC also served as placement agent in the Concurrent Private Placement and will receive cash compensation in the amount of approximately $163,500 and a warrant to purchase 113,542 ordinary shares on the same terms as the warrants to be issued in the Concurrent Private Placement for its services as placement agent in the Concurrent Private Placement.

A copy of the form of securities purchase agreement we entered into with the purchasers and the form of warrant will be included as exhibits to our report on Form 6-K that will be filed with the SEC in connection with the consummation of this offering.

The placement agent has informed us that it will not engage in over allotment, stabilizing transactions or syndicate covering transactions in connection with this offering.

The transfer agent for our ordinary shares to be issued in this offering is American Stock Transfer & Trust Company.  We will act as transfer agent for the warrants being offered hereby.

Our ordinary shares are currently traded on The NASDAQ Global Market under the symbol “ROSG.”  The warrants to purchase ordinary shares issued to the investors in this offering are not expected to be eligible for trading on any market.

The purchase price per unit and the exercise price for the warrants were determined based on negotiations with the purchasers and discussions with the placement agent based on current market factors.

LEGAL MATTERS

Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus supplement will be passed upon for us by Tulchinsky Stern Marciano Cohen Levitski & Co., Law Offices, Tel Aviv, Israel.

EXPERTS

The consolidated financial statements of Rosetta Genomics Ltd. appearing in Rosetta Genomics Ltd. Annual Report (Form 20-F) for the year ended December 31, 2009, have been audited by Kost Forer Gabbay & Kasierer (A Member of Ernst & Young Global), independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

•	Annual Report on Form 20-F for the year ended December 31, 2009, filed on March 26, 2010 (File No. 001-33042);

•	Report on Form 6-K filed on January 5, 2010 (File No. 001-33042);

•	Report on Form 6-K filed on January 13, 2010 (File No. 001-33042));

•	Report on Form 6-K filed on January 14, 2010 (File No. 001-33042);

•	Report on Form 6-K filed on April 7, 2010 (File No. 001-33042);

•	Report on Form 6-K filed on May 28, 2010 (File No. 001-33042);

•	Report on Form 6-K filed on June 3, 2010 (File No. 001-33042);

•	Report on Form 6-K filed on June 28, 2010 (File No. 001-33042);

•	Report on Form 6-K filed on June 29, 2010 (File No. 001-33042);

•	Report on Form 6-K filed on July 20, 2010 (File No. 001-33042);

•	Report on Form 6-K filed on September 21, 2010 (File No. 001-33042);

•	Report on Form 6-K filed on October 15, 2010 (File No. 001-33042);

•	Report on Form 6-K filed on October 25, 2010 (File No. 001-33042);

•	Report on Form 6-K filed on November 9, 2010 (File No. 001-33042);

•	Report on Form 6-K filed on November 23, 2010 (File No. 001-33042);

•	Report on Form 6-K filed on November 29, 2010 (File No. 001-33042);

•	Report on Form 6-K filed on November 30, 2010 (File No. 001-33042);

•	Report on Form 6-K filed on November 30, 2010 (File No. 001-33042);

•	Report on Form 6-K filed on December 9, 2010 (File No. 001-33042);

•	Report on Form 6-K filed on December 13, 2010 (File No. 001-33042);

•	Report on Form 6-K filed on January 3, 2011 (File No. 001-33042);

•	Report on Form 6-K/A filed on January 24, 2011 (File No. 001-33042);

•	Report on Form 6-K filed on February 1, 2011 (File No. 001-33042);

•	Report on Form 6-K filed on February 8, 2011 (File No. 001-33042); and

•	the description of our common stock contained in our Form 8-A filed on September 22, 2006 (File No. 001-33042).

All subsequent annual reports on Form 20-F filed by us and all subsequent reports on Form 6-K filed by us that are identified by us as being incorporated by reference shall be deemed to be incorporated by reference into this prospectus supplement and deemed to be a part hereof after the date of this prospectus supplement but before the termination of the offering by this prospectus supplement.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting:

Tami Fishman Jutkowitz
General Counsel
Rosetta Genomics Ltd.
10 Plaut Street, Science Park
Rehovot 76706 POB 4059
Israel
+972-73-222-0700

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 that we filed with the SEC relating to the securities offered by this prospectus supplement and accompanying prospectus, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus supplement and accompanying prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we anticipate filing with the SEC, within six months after the end of each fiscal year, an annual report on Form 20-F containing financial statements audited by an independent accounting firm.

You may read and copy any document we file or furnish with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov.

Prospectus

$75,000,000
of
Ordinary Shares
Debt Securities
Warrants
Units

ROSETTA GENOMICS LTD.

We may from time to time offer and sell up to $75,000,000 aggregate dollar amount of ordinary shares, debt securities, warrants and units. We will specify in one or more prospectus supplements the terms of the securities to be offered and sold. We may sell these securities to or through underwriters or dealers and also to other purchasers or through agents. We will set forth the names of any underwriters, dealers or agents in a prospectus supplement.

Our ordinary shares are currently listed on the NASDAQ Global Market under the symbol “ROSG.” On November 23, 2009, the last reported sale price of our ordinary shares was $2.13 per share. As of September 16, 2009, the aggregate market value of our outstanding ordinary shares held by non-affiliates was approximately $27,347,385, based on 14,174,443 shares of outstanding common stock, of which 10,358,858 shares were held by non-affiliates, and a per share price of $2.64 based on the closing sale price of our ordinary shares on that date. We have not offered any securities during the period of 12 calendar months immediately prior to, and including, the date of this prospectus pursuant to General Instruction I.B.5. of Form F-3.

AN INVESTMENT IN OUR SECURITIES INVOLVES RISKS. SEE THE
SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is November 24, 2009

ROSETTA GENOMICS LTD.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell ordinary shares, debt securities, warrants or units, or any combination of these securities, in one or more offerings up to a total dollar amount of $75,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in any accompanying prospectus supplement or any free writing prospectus we may authorize to be delivered to you any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus, together with any accompanying prospectus supplement and any free writing prospectus we may authorize to be delivered to you, includes all material information relating to the offering of our securities.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

In this prospectus, unless otherwise stated or the context otherwise requires, references to “Rosetta,” “Rosetta Genomics,” “we,” “us” and “our” and similar references refer to Rosetta Genomics Ltd. and our subsidiaries.

i

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus nor any accompanying prospectus supplement shall constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

ii

PROSPECTUS SUMMARY

This summary highlights only some of the information included or incorporated by reference in this prospectus. You should carefully read this prospectus together with the additional information about us described in the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before purchasing our securities.

Rosetta Genomics

We are seeking to develop and commercialize new diagnostic tests based on a recently discovered group of genes known as microRNAs. microRNAs are naturally expressed, or produced, using instructions encoded in DNA and are believed to play an important role in normal function and in various pathologies. We have established a CLIA-certified laboratory in Philadelphia, which enables us to develop and validate our own diagnostic tests applying our microRNA technology and to offer diagnostic testing services.

We believe that we were the first commercial enterprise to focus on the emerging microRNA field, and that as a result, we have developed an early and strong intellectual property position related to the development and commercialization of microRNA-based diagnostics. Using our intellectual property, collaborative relationships with leading commercial enterprises and academic and medical institutions, and expertise in the field of microRNAs, we have initiated microRNA-based diagnostic programs for various cancers. In late-2008, we launched our first three diagnostic tests applying our microRNA technology:

•	miRviewTM mets: For identification of the origin of the primary tumor of metastases;
•	miRviewTM squamous: For differentiating squamous from non squamous non-small cell lung cancer; and
•	miRviewTM meso: For differentiating mesothelioma from other carcinomas in the lung and pleura.

In April 2009, we entered into a license and collaboration agreement with Prometheus Laboratories Inc. pursuant to which Prometheus has the exclusive right to commercialize these tests in the United States. In addition, we currently have the following distribution agreements relating to these tests:

•	with Teva Pharmaceutical Industries Ltd., pursuant to which Teva has the exclusive right to distribute these tests in Turkey and Israel;
•	with Warnex Medical Laboratories, a division of Warnex, Inc., pursuant to which Warnex has the exclusive right to distribute these tests in Canada;
•	with Super Religare Laboratories Limited (SRL), pursuant to which SRL has the exclusive right to distribute these tests in India, Saudi Arabia, Qatar and the United Arab Emirates;
•	with AXA Diagnostics, pursuant to which AXA has the exclusive right to distribute these tests in Italy; and
•	with Genetic Technologies Limited (GTL), pursuant to which GTL has the exclusive right to distribute these tests in Australia, New Zealand and Singapore.

All of these distribution agreements call for samples to be sent to our CLIA-certified laboratory in Philadelphia for analysis. Our goal is through distribution agreements to provide access to our products to 1.5 billion people around the globe by the end of this year.

Beyond these three commercialized tests, we are focusing on the development of minimally-invasive, blood or serum-based tests, which we believe have the potential for greater acceptance by healthcare professionals. We believe that the sensitive and specific methods we have developed to extract and profile the expression of microRNAs in serum and plasma will enable the development of minimally invasive, blood or serum-based molecular diagnostics tests. We are currently focusing substantially all of our research and development efforts on the development of a minimally-invasive, blood-based colon cancer screening test. We caution that the colon cancer screening test is still in the early stages of development, and we can provide no assurance that we will be successful in developing this product. Also, until the final assay is finalized and validated by our CLIA-certified lab in Philadelphia there is no guarantee that the statistical performance of this test during the development process will be the same or similar to that of any final product. In addition, we can provide no assurance that any final product will effectively differentiate colon cancer patients from patients with other cancers.

In addition, microRNAs also represent potential targets for the development of novel drugs. We are currently working with Regulus Inc. on the development of a therapeutic for the treatment of liver cancer based on inhibiting a microRNA. We have identified a microRNA target, and have shown in in-vivo studies that inhibiting this microRNA significantly reduces tumor growth. We are currently focusing on further analysis of the in-vivo studies and elucidating the relevant cellular pathways of this target microRNA.

Corporate Information

We were incorporated in Israel on March 9, 2000. Our principal executive office is located at 10 Plaut Street, Science Park, Rehovot 76706 Israel, and our telephone number is +972-73-222-0700. Our wholly owned subsidiary, Rosetta Genomics Inc., a Delaware corporation, is located at 3711 Market Street, Suite 740, Philadelphia, Pennsylvania 19104, and its telephone number is (215) 382-9000. Rosetta Genomics Inc. serves as our agent for service of process in the United States. Our web site address is www.rosettagenomics.com. The information on our web site is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus.

RISK FACTORS

Investing in our ordinary shares is very risky. Please carefully consider the risk factors described in our periodic reports filed with the SEC, including those set forth under the caption “Item 3. Key Information — D. Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2008 (File No. 001-33042), which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. You should be able to bear a complete loss of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These forward-looking statements may be included herein or incorporated by reference in this prospectus and include, in particular, statements about our plans, strategies and prospects and may be identified by terminology such as “may,” “will,” “should,” “expect,” “scheduled,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential,” or “continue” or the negative of those terms or other comparable terminology. These forward-looking statements are subject to risks, uncertainties and assumptions about us. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations.

Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus are set forth in “Risk Factors.” All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in “Risk Factors,” in which we have disclosed the material risks related to our business. These forward-looking statements involve risks and uncertainties, and the cautionary statements identify important factors that could cause actual results to differ materially from those predicted in any forward-looking statements. We undertake no obligation to update any of the forward-looking statements after the date of this prospectus to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law. You should read this prospectus, the documents incorporated by reference in this prospectus and any supplements to this prospectus, completely and with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth the our capitalization and indebtedness as of June 30, 2009 (unaudited).

As of June 30, 2009
(In Thousands, Except Share and per Share Data)
Debt:
Current maturities of capital lease and long-term bank loan	45
Long-term bank loan and capital lease	21
Convertible Loan	1,500
Total debt	1,565
Shareholders’ equity:
Ordinary shares of NIS 0.01 par value; 17,578,370 authorized, 14,369,814 shares issued and 14,174,443 shares outstanding	32
Additional paid in capital	67,295
Other comprehensive income	—
Deficit accumulated during the development stage	(53,994)
Total shareholders’ equity	13,333
Total capitalization and indebtedness	14,898

MARKET FOR OUR ORDINARY SHARES

Our ordinary shares began trading on the Nasdaq Global Market on February 27, 2007 under the symbol “ROSG.” Prior to that time, there was no established public trading market for our ordinary shares. The high and low sales prices per share on the Nasdaq Global Market for the periods indicated are set forth below:

Year Ended	High	Low
December 31, 2007	$10.33	$4.75
December 31, 2008	$6.25	$1.08

Quarter Ended
March 31, 2007	$10.33	$6.20
June 30, 2007	$8.94	$6.30
September 30, 2007	$7.90	$4.95
December 31, 2007	$7.00	$4.75
March 31, 2008	$6.25	$3.41
June 30, 2008	$5.44	$4.00
September 30, 2008	$5.07	$2.46
December 31, 2008	$3.00	$1.08
March 31, 2009	$3.80	$1.18
June 30, 2009	$3.80	$2.69
September 30, 2009	$3.50	$2.26

Month Ended
May 31, 2009	$3.69	$2.91
June 30, 2009	$3.58	$3.00
July 31, 2009	$3.20	$2.82
August 31, 2009	$3.50	$2.85
September 30, 2009	$3.29	$2.26
October 31, 2009	$2.63	$2.02

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations and for other general corporate purposes, including, but not limited to, repayment or refinancing of existing indebtedness or other corporate borrowings, working capital, intellectual property protection and enforcement, capital expenditures, investments, acquisitions or collaborations, research and development and product development. We may set forth additional information on the use of proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds. Pending use of the net proceeds, we would expect to invest any proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings, ordinary shares, debt securities, warrants to purchase any such securities and units.

In this prospectus, we refer to the ordinary shares, debt securities, warrants and units that may be offered by us collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $75,000,000.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF ORDINARY SHARES

As of November 1, 2009, our authorized share capital consisted of 17,578,370 ordinary shares, par value NIS 0.01 per share, of which 14,369,814 were issued and 14,174,443 were outstanding. As of November 1, 2009, there were 151 shareholders of record of our share capital. All our ordinary shares rank pari passu in all respects, and all our issued and outstanding ordinary shares are fully paid and non-assessable. We intend to present a proposal at our 2009 annual general meeting of shareholders to be held in December 2009 to increase our authorized share capital by 10,000,000 ordinary shares.

Rights Attached to Our Ordinary Shares

Dividend Rights.  Our articles of association provide that our board of directors may, subject to the applicable provisions of the Israeli Companies Law, 5759-1999, as amended, or the Companies Law, from time to time, declare such dividend as may appear to the board of directors to be justified by the profits of the company. Subject to the rights of the holders of shares with preferential or other special rights that may be authorized in the future, holders of ordinary shares are entitled to receive dividends according to their rights and interest in our profits in accordance to the proportion of the nominal value paid up on account of the shares held. Under the Companies Law, a company may distribute a dividend only if the distribution does not create a reasonable risk that the company will be unable to meet its existing and anticipated obligations as they become due. A company may only distribute a dividend out of the company’s profits, as defined under the Companies Law. If the company does not meet the profit requirement, a court may allow it to distribute a dividend, as long as the court is convinced that there is no reasonable risk that such distribution might prevent the company from being able to meet its existing and anticipated obligations as they become due.

Voting Rights.  Holders of ordinary shares have one vote for each ordinary share held on all matters submitted to a vote of shareholders. These voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights that may be authorized in the future. The ordinary shares do not have cumulative voting rights in the election of directors. As a result, holders of ordinary shares that represent more than 50% of the voting power at the general meeting of shareholders, in person or by proxy, have the power to elect all the directors whose positions are being filled at that meeting to the exclusion of the remaining shareholders. However, external directors are elected by a majority vote at a shareholders’ meeting, on the condition that either:

•	the majority of shares voted for the election includes at least one-third of the shares of non-controlling shareholders voted at the meeting (excluding abstaining votes); or
•	the total number of shares of non-controlling shareholders voted against the election of the external director does not exceed one percent of the aggregate voting rights in the company.

Liquidation Rights.  In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of ordinary shares in proportion to their respective holdings. This liquidation right may be affected by the grant of preferential dividends or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Capital Calls.  Under our articles of association and the Companies Law, the liability of our shareholders is limited to the par value of the shares held by them.

Transfer of Shares.  Fully paid ordinary shares are issued in registered form and may be transferred pursuant to our articles of association, unless such transfer is restricted or prohibited by another instrument and subject to applicable securities laws.

Access to Corporate Records.  Under the Companies Law, all shareholders generally have the right to review minutes of our general meetings, our shareholder register, our articles of association and any document we are required by law to file publicly with the Israeli Companies Registrar. Any shareholder who specifies the purpose of its request may request to review any document in our possession that relates to any action or transaction with a related party which requires shareholder approval under the Companies Law. We may deny a request to review a document if we determine that the request was not made in good faith, that the document contains a commercial secret or a patent or that the document’s disclosure may otherwise harm our interests.

Modification of Rights

Unless otherwise provided by our articles of association, rights attached to any class may be modified or abrogated by a resolution adopted in a general meeting approved by a majority of 75% of the voting power represented at the meeting in person or by proxy and voting thereon, subject to the sanction of a resolution passed by majority of the holders of 75% a majority of the shares of such class present and voting as a separate general meeting of the holders of such class.

Shareholders’ Meetings and Resolutions

The quorum required for an ordinary meeting of shareholders consists of at least two shareholders present in person or by proxy, who hold or represent between them at least 25% of the outstanding voting shares, unless otherwise required by applicable rules. A meeting adjourned for lack of a quorum generally is adjourned to the same day in the following week at the same time and place or any time and place as the chairman of the board may designate. At such reconvened meeting, the required quorum consists of any two shareholders present in person or by proxy.

Under the Companies Law, each shareholder of record will be provided at least 21 calendar days’ prior notice of any general shareholders meeting, or 35 days prior notice to the extent required under regulations promulgated under the Companies Law.

Under the Companies Law and our articles of association, all resolutions of our shareholders require a simple majority of the shares present, in person or by proxy, and voting on the matter, subject to certain exceptions provided for under the Companies Law, which require a majority of at least 75% of the shares present.

Under the Companies Law, each and every shareholder has a duty to act in good faith in exercising his rights and fulfilling his obligations towards us and other shareholders, such as in voting in the general meeting of shareholders on the following matters:

•	any amendment to the articles of association;
•	an increase of our authorized share capital;
•	a merger; or
•	approval of certain actions and transactions that require shareholder approval.

In addition, each and every shareholder has the general duty to refrain from depriving other shareholders of their rights as a shareholder. In addition, any controlling shareholder, any shareholder who knows that it possesses the power to determine the outcome of a shareholder or class vote and any shareholder who, pursuant to the company’s articles of association has the power to appoint or prevent the appointment of an office holder in the company is under a duty to act with fairness towards the company. The Companies Law does not describe the substance of this duty of fairness.

Our annual general meetings are held once in every calendar year at such time (within a period of not more than fifteen months after the last preceding annual general meeting) and at such place determined by our board. All general meetings other than annual general meetings shall be called extraordinary general meetings.

Our board of directors may, in its discretion, convene additional meetings as “extraordinary general meetings.” In addition, the board must convene a extraordinary general meeting upon the demand of two of the directors, one fourth of the nominated directors, one or more shareholders having at least 5% of outstanding share capital and at least 1% of the voting power in the company, or one or more shareholders having at least 5% of the voting power in the company. The chairperson of the board of directors presides at each of our general meetings. The chairperson of the board of directors is not entitled to a vote at a general meeting in his capacity as chairperson.

Limitation on Owning Securities

The ownership of our ordinary shares by nonresidents of Israel is not restricted in any way by our memorandum of association and articles of association or the laws of the State of Israel, except for citizens of countries, which are in a state of war with Israel, who may not be recognized as owners of our ordinary shares.

Duties of Shareholders

Under the Companies Law, a shareholder has a duty to act in good faith towards the company and other shareholders and to refrain from abusing his or her power in the company including, among other things, voting in a general meeting of shareholders on the following matters:

•	any amendment to the articles of association;
•	an increase of the company’s authorized share capital;
•	a merger; or
•	approval of interested party transactions which require shareholder approval.

In addition, any controlling shareholder, any shareholder who knows that it possesses power to determine the outcome of a shareholder vote and any shareholder who, pursuant to the provisions of a company’s articles of association, has the power to appoint or prevent the appointment of an office holder in the company, is under a duty to act with fairness towards the company. The Companies Law does not describe the substance of this duty but provides that a breach of his duty is tantamount to a breach of fiduciary duty of an officer of the company.

Mergers and Acquisitions and Tender Offers Under Israeli Law

The Companies Law includes provisions that allow a merger transaction and requires that each company that is a party to a merger have the transaction approved by its board of directors and the majority of each party’s shares voted on the proposed merger at a shareholders’ meeting called on at least 21 days’ prior notice. Under the Companies Law, merger transactions may be approved by holders of a simple majority of our shares present, in person or by proxy, at a general meeting and voting on the transaction. In determining whether the required majority has approved the merger, if shares of a company are held by the other party to the merger, or by any person holding at least 25% of the outstanding voting shares or 25% of the means of appointing directors of the other party to the merger, then a vote against the merger by holders of the majority of the shares present and voting, excluding shares held by the other party or by such person, or anyone acting on behalf of either of them, is sufficient to reject the merger transaction. If the transaction would have been approved but for the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders. Upon the request of a creditor of either party of the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties to the merger. In addition, a merger may not be completed unless at least 50 days have passed from the time that a proposal for the approval of the merger has been filed with the Israel Registrar of Companies and 30 days have passed from the time that the approval of the merging parties’ shareholders has been received.

The Companies Law also provides that an acquisition of shares of a public company must be made by means of a tender offer if as a result of the acquisition the purchaser would become a 25% shareholder of the company and there is no existing 25% or greater shareholder in the company. If there is no existing 45% or greater shareholder in the company, the Companies Law provides that an acquisition of shares of a public company must be made by means of a tender offer if as a result of the acquisition the purchaser would become a 45% shareholder of the company. These requirements do not apply if the acquisition (i) occurs in the context of a private placement by the company that received shareholder approval, (ii) was from a 25% shareholder of the company and resulted in the acquirer becoming a 25% shareholder of the company or (iii) was from a 45% shareholder of the company and resulted in the acquirer becoming a 45% shareholder of the company. The tender offer must be extended to all shareholders, but the offerer is not required to purchase more than 5% of the company’s outstanding shares, regardless of how many shares are tendered by shareholders. The tender offer may be consummated only if (i) at least 5% of the company’s outstanding shares will be acquired by the offerer and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer.

If following any acquisition of shares, the acquirer will hold 90% or more of the company’s shares or of a class of shares, the acquisition may not be made other than through a tender offer to acquire all of the shares of such class. If the shareholders who declined or do not respond to the tender offer hold 5% or less of the company’s outstanding share capital or class of shares, all the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, the tendered shareholders may seek to alter the consideration by court order.

The Companies Law allows us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred or additional rights to voting, distributions or other matters and shares having preemptive rights. As of November 1, 2009, we did not have any authorized or issued shares other than ordinary shares. In the future, if we do create and issue a class of shares other than ordinary shares, such class of shares, depending on the specific rights that may be attached to them, may delay or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization of a new class of shares will require a resolution adopted by the holders of a majority of our shares at a general meeting.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is American Stock Transfer & Trust Company.

NASDAQ Global Market

Our ordinary shares are listed on the NASDAQ Global Market under the symbol “ROSG.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

We will issue senior notes under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue subordinated notes under a subordinated indenture that we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part. We will describe changes to the indentures in connection with an offering of debt securities in a prospectus supplement. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, or the Trust Indenture Act. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of senior notes, subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

If we decide to issue any senior notes or subordinated notes pursuant to this prospectus, we will describe in a prospectus supplement the terms of the series of notes, including the following:

•	the title of the notes;
•	any limit on the amount that may be issued;
•	whether or not we will issue the series of notes in global form, the terms and who the depository will be;
•	the maturity date;
•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•	If the notes are guaranteed the name of the guarantor and a brief outline of the contract of guarantee;
•	whether or not the notes will be secured or unsecured, and the terms of any secured debt;
•	whether or not the notes will be senior or subordinated;
•	the terms of the subordination of any series of subordinated debt;
•	the terms on which the notes may be convertible into or exchangeable for ordinary shares or other securities of ours, including provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option and provisions pursuant to which the number of ordinary shares or other securities of ours that the holders of the series of debt securities receive would be subject to adjustment;
•	the place where payments will be payable and the currency in which the debt is payable;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of notes;
•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;
•	whether we will be restricted from incurring any additional indebtedness;
•	a discussion of any material or special U.S. federal income tax considerations;
•	the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof;
•	the definition and consequences of events of default under the indentures; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Subordination of Subordinated Notes

Subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain indebtedness to which we may be subject to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

Form, Exchange and Transfer

We will issue the notes of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue notes of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, or another depository named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the notes of any series can exchange the notes for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the notes may present the notes for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the notes that the holder presents for transfer or exchange, we will not require any payment for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any notes. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

If we elect to redeem the notes of any series, we will not be required to:

•	reissue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any notes that may be selected for redemption and ending at the close of business on the day of the mailing; or
•	register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any notes we are redeeming in part.

Consolidation, Merger or Sale

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the notes, as appropriate.

Events of Default Under the Indentures

The following are events of default under the indentures with respect to any series of notes that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;
•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;
•	if we fail to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of the applicable series; and
•	if we experience specified events of bankruptcy, insolvency or reorganization.

If an event of default with respect to notes of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, or premium, if any, on and accrued interest, if any, on the notes due and payable immediately.

The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to the series and its consequences, except uncured defaults or events of default regarding payment of principal, or premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the trustee reasonable indemnity. In such event, the holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the notes of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies, if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
•	the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and
•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of notes if we default in the payment of the principal of, or the premium, if any, or interest on, the notes.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Discharge

Each indenture provides that we can elect, under specified circumstances, to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	compensate and indemnify the trustee; and
•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; or
•	to change anything that does not materially adversely affect the interests of any holder of notes or any series.

In addition, under the indentures, we and the trustee may change the rights of holders of a series of notes with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. However, we and the trustee may only make the following changes with the consent of each holder of any outstanding notes affected:

•	extending the fixed maturity of the series of notes;
•	reducing the principal amount, the rate of interest or any premium payable upon the redemption of any notes; or
•	reducing the minimum percentage of notes, the holders of which are required to consent to any amendment.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given to it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any notes on any interest payment date to the person in whose name the notes, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the notes of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to notes of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the notes of a particular series. We will maintain a paying agent in each place of payment for the notes of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ordinary shares and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;
•	if applicable, the exercise price for our ordinary shares and the number of ordinary shares to be received upon exercise of the warrants;
•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;
•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;
•	if applicable, provisions for changes to or adjustments in the exercise price of the warrants;
•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•	if applicable, the date from and after which the warrants and the ordinary shares and/or debt securities will be separately transferable;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	the anti-dilution provisions of the warrants, if any;
•	any redemption or call provisions;
•	whether the warrants are to be sold separately or with other securities as parts of units; and
•	any additional material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units consisting of ordinary shares, debt securities and/or warrants for the purchase of ordinary shares and/or debt securities in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the prospectus supplements related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to an amendment to the registration statement of which this prospectus is a part, or will incorporate by reference from a Form 6-K that we file with the SEC, as applicable, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

PLAN OF DISTRIBUTION

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;
•	market prices prevailing at the time of sale;
•	prices related to the prevailing market prices; or
•	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

Our ordinary shares sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on The NASDAQ Global Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The NASDAQ Global Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Any underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

LEGAL MATTERS

Certain legal matters with respect to the legality of the issuance of the ordinary shares offered by this prospectus will be passed upon for us by Yigal Arnon & Co., Jerusalem, Israel.

EXPERTS

The consolidated financial statements of Rosetta Genomics Ltd. at December 31, 2007 and 2008, for the three years in the period ended December 31, 2008 and for the period from March 9, 2000 (date of inception) to December 31, 2008, incorporated in this prospectus by reference to our annual report on Form 20-F for the year ended December 31, 2008, have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, an independent registered public accounting firm, as set forth in their report thereon, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee	$4,185
Legal fees and expenses*	100,000
Accounting fees and expenses*	100,000
Miscellaneous*	15,815
Total*	$220,000

*	Estimated

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

•	Annual Report on Form 20-F for the year ended December 31, 2008, filed on June 30, 2009 (File No. 001-33042);
•	Report on Form 6-K filed on January 13, 2009 (File No. 001-33042) (SEC Accession No. 0001144204-09-001632);
•	Report on Form 6-K filed on January 13, 2009 (File No. 001-33042) (SEC Accession No. 0001144204-09-001713);
•	Report on Form 6-K filed on April 14, 2009 (File No. 001-33042);

•	Report on Form 6-K filed on May 4, 2009 (File No. 001-33042);
•	Report on Form 6-K filed on May 26, 2009 (File No. 001-33042);
•	Report on Form 6-K filed on August 13, 2009 (File No. 001-33042);
•	Report on Form 6-K filed on September 9, 2009 (File No. 001-33042);
•	Report on Form 6-K filed on November 5, 2009 (File No. 001-33042);
•	Report on Form 6-K filed on November 12, 2009 (File No. 001-33042); and
•	the description of our ordinary shares contained in our Form 8-A filed on September 22, 2006 (File No. 001-33042).

All subsequent annual reports on Form 20-F filed by us and all subsequent reports on Form 6-K filed by us that are identified by us as being incorporated by reference shall be deemed to be incorporated by reference into this prospectus and deemed to be a part hereof after the date of this prospectus but before the termination of the offering by this prospectus.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting:

Tami Fishman Jutkowitz
General Counsel
Rosetta Genomics Ltd.
10 Plaut Street, Science Park
Rehovot 76706 POB 4059
Israel
+972-73-222-0700

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act, we filed a registration statement on Form F-3 relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we anticipate filing with the SEC, within six months after the end of each fiscal year, an annual report on Form 20-F containing financial statements audited by an independent accounting firm.

You may read and copy any document we file or furnish with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the U.S., may be difficult to obtain within the U.S. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the U.S., any judgment obtained in the U.S. against us or any of our directors and officers may not be collectible within the U.S.

We have been informed by our legal counsel in Israel that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel addressing these matters.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

•	the judgments are obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;
•	the foreign court is not prohibited by law from enforcing judgments of Israeli courts;
•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;
•	the judgments and the enforcement of the civil liabilities are not contrary to the law, public policy, security or sovereignty of the State of Israel;
•	the judgments were not obtained by fraud and do not conflict with any other valid judgment in the same matter between the same parties;
•	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and
•	the obligations under the judgment are enforceable according to the laws of the State of Israel.

We have irrevocably appointed our wholly-owned U.S. subsidiary, Rosetta Genomics Inc., as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rate fluctuations.